Exhibit 10.3

GUIDEWIRE SOFTWARE, INC.

2009 STOCK PLAN

(PROVIDING FOR OPTIONS TO BE GRANTED TO CERTAIN EMPLOYEES OF THE COMPANY OR A

COMPANY SUBSIDIARY WHO PERFORM SERVICES IN FRANCE)

APPROVED BY THE BOARD OF DIRECTORS ON: JULY 28, 2009

APPROVED BY THE STOCKHOLDERS ON: JULY 28, 2009

GUIDEWIRE SOFTWARE, INC. 2009 STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan, as proposed by the Board of Directors and decided by the Company’s stockholders, is to offer selected persons an opportunity to acquire or subscribe to a proprietary interest in the success of the Company, or to increase such interest, by purchasing or subscribing for Shares of the Company’s Stock. The Plan provides for the grant of Options to purchase or subscribing for Shares.

Capitalized terms are defined in Section 11.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of Options.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total number of outstanding of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee. For purposes of this Subsection (b), the ownership attribution rules, if any, promulgated under French tax law shall apply in determining stock ownership.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. The maximum aggregate number of Shares that may be issued or subscribed for under the Plan is 100,000, subject to adjustment as provided in Subsection (b) below and Section 7(a)) below. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares specified in the preceding sentence. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan shall be authorized but as-yet-unissued (original issuance) Shares.

(b) Additional Shares. In the event that an outstanding Option for any reason expires or is canceled prior to its Exercise in full, then the Shares subject to the Unexercised portion of the expired or cancelled Option will again be available for issuance under this Plan.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors, in the exercise its powers specified hereunder, deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

(d) Vesting; Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to Vest and/or become Exercisable. The Board of Directors shall determine the Vesting and Exercisability provisions of the Stock Option Agreement in its sole discretion; provided however that it is anticipated that Options shall not first become Exercisable as to Vested Shares until on or after the fourth anniversary of the grant date of the Option. No Option shall be Exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company otherwise agrees to be bound by the terms of the Stock Option Agreement, and (ii) has delivered or made arrangements satisfactory to the Company for delivery of the Exercise Price and any applicable withholding taxes owed in connection with such exercise. Notwithstanding the above, all of an Optionee’s Options shall become Exercisable in full if Section 7(b)(iv) applies.

(e) Basic Term. The Stock Option Agreement shall specify the term of the Option, meaning that the Option shall expire in full and no longer be Exercisable at the conclusion of the specified term. Such term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. The Option may terminate earlier in certain circumstances including under Subsection (f) and Section 7(b) below.

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(f) Termination of Service. If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may Exercise all or part of the Optionee’s Vested Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had Vested and become Exercisable before the Optionee’s Service terminated (or became Vested and Exercisable as a result of the termination). Unvested Options shall lapse immediately upon termination of the Optionee’s Service.

(g) Death of Optionee. In the event that the Optionee’s Service terminates as a result of his or her death, or the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be Exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only within six (6) months from the Optionee’s death and only to the extent that such Options had Vested and become Exercisable before the Optionee’s Service terminated (or became Vested and Exercisable as a result of the termination).

(h) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(i) Restrictions on Shares. Any Shares issued upon Exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(k) Transferability of Options. An Option shall not be transferable by the Optionee.

(l) Withholding Taxes. As a condition to grant and Exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any US federal, state, local or foreign withholding tax obligations that may arise

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in connection with such grant and/or Exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(m) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of Exercise and paying the Exercise Price pursuant to the terms of such Option.

(n) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 6. PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased or subscribed for, except as otherwise provided in this Section 6.

(b) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is Exercised.

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(e) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware (USA) General Corporation Law, as amended or by French law.

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SECTION 7. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, all outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii) The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code.

(iii) The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code.

(iv) Full Exercisability of such outstanding Options and full Vesting of the Shares subject to such Options, followed by the cancellation of such Options. The full Exercisability of such Options and full Vesting of the Shares subject to such Options may be contingent on the closing of such merger or consolidation. The Optionees shall be able to Exercise such Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Optionees a reasonable opportunity to Exercise such Options. Any Exercise of such Options during such period may be contingent on the closing of such merger or consolidation.

(v) The cancellation of such outstanding Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then Exercisable or such Shares are then Vested) as of the closing date of such merger or

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consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become Exercisable or such Shares would have Vested. Such payment may be subject to Vesting based on the Optionee’s continuing Service, provided that the Vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become Exercisable or such Shares would have Vested. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionees. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any Vesting conditions that may apply to such security.

(c) Reservation of Rights. Except as provided in this Section 7 and to Law, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. LEGAL REQUIREMENTS.

(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of Law, including (without limitation) Articles L 225-177 to L 225-186 of the French Commercial Code, and, provided they comply with the above Articles of the French Commercial Code, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall have no liability for failure to deliver Shares in the event it cannot in the opinion of its legal counsel do so in conformity with the requirements of this Subsection 8(a).

(b) Financial Reports. To the extent required by Law, the Company each year shall furnish to Optionees, and stockholders who have received Stock under the Plan any its balance sheet and income statement, unless such Optionees, or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

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SECTION 9. NO RETENTION RIGHTS.

Nothing in the Plan or in the grant of any Option under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause. Nothing in the Plan or in the grant of any Option under the Plan shall create or integrate into any employment contract between the Optionee and the Company.

SECTION 10. ADOPTION, DURATION AND AMENDMENTS.

(a) Stockholder Approval of the Plan. Stockholder approval of the Plan shall be obtained in the manner required by Law.

(b) Term of the Plan. The Plan, as set forth herein including as subject to Subsection 10(a) above, shall become effective on the date of its adoption by the Board of Directors and shall terminate automatically (meaning, that no more Options may thereafter be granted hereunder) at the end of the thirty-eighth (38th) month following the date on which the Company’s stockholders approve the Plan. The Plan may be terminated on any earlier date pursuant to Subsection 10(c) below. Options that remain outstanding following termination of the Plan under this Subsection (b) shall continue to be governed under the terms and conditions of the Plan until such Options expire by their terms.

(c) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 7) or (ii) materially changes the class of persons who are eligible for the grant of Options. Stockholder approval shall not be required for any other amendment of the Plan.

(d) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon Exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 11. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

i.	a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

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ii.	a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

iii.	the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.

(c) “Code” shall mean the US Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e) “Company” shall mean Guidewire Software, Inc., a Delaware corporation.

(f) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(g) “Employee” shall mean any individual who is a common-law employee of Guidewire Software France SAS, a French company having its registered office 43 rue Taitbout 75009 PARIS France and which is a Subsidiary of the Company, provided such individual is not an officer (“dirigeant social”) of this Subsidiary, unless he (she) is also an Employee of the Company.

(h) “Exercise” (including derived terms such as Unexercised, Exercisable and Exercisability) shall refer to the purchase or subscription of Shares subject to an Option on the terms and conditions set forth in the applicable Stock Option Agreement.

(i) “Exercise Price” shall mean the amount for which one Share may be purchased or subscribed for upon Exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(j) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law, in particular articles L225-177, 4th parag. and L225-179 2nd parag. of the French Commercial Code. Such determination shall be conclusive and binding on all persons.

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(k) “Law” shall mean the provisions of French law enforceable in matter of stock options (“options de souscription ou d’achat d’actions”) and the provisions of US law applicable to stock options which provisions are not contradictory to the mandatory provisions of French law for same matter to benefit from the legal status of stock options (“options de souscription ou d’achat d’actions”) under this law.

(l) “Option” shall mean a right granted under the Plan to purchase or subscribe Shares.

(m) “Optionee” shall mean a person who holds an Option.

(n) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(o) “Plan” shall mean this Guidewire Software, Inc. 2009 Stock Plan.

(p) “Service” shall mean service as an Employee.

(q) “Share” shall mean one share of Stock, as adjusted in accordance with Section 7 (if applicable).

(r) “Stock” shall mean the Common Stock of the Company.

(s) “Stock Option Agreement” shall mean the written agreement between the Company and an Optionee giving the Optionee the right to purchase or subscribe for Shares on the terms and conditions, and subject to the restrictions, set forth therein, and shall include all documents attached to and/or referred to in such written agreement including without limitation a notice of option grant and exercise notice/agreement.

(t) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(u) “Vesting” (including derived terms such as Vested, Vesting and Unvested) shall refer to the process by which an Optionee earns the right to Exercise an Option through the satisfaction of conditions, including without limitation time-based Service conditions, set forth in the applicable Stock Option Agreement.

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GUIDEWIRE SOFTWARE, INC. 2009 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

The Optionee has been granted the following option to purchase shares of the Common Stock of Guidewire Software, Inc.:

Name of Optionee:	«Name»

Total Number of Shares:	«Total_Shares»

Exercise Price per Share:	$«PricePerShare»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestComDate»

Vesting Schedule:	The Optionee shall Vest in the option Shares with respect to the first 25% of the Shares subject to this option when the Optionee completes 12 months of continuous Service after the Vesting Commencement Date set forth above, and shall Vest as to an additional 1/48th of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter (so that assuming continuous Service throughout such period, the Optionee shall be fully Vested in the option Shares on the fourth anniversary of the Vesting Commencement Date).

Date Exercisable:	This option may be Exercised as to Vested Shares prior to its Expiration Date set forth below only following the fourth anniversary of the Date of Grant set forth above; provided however that it may become Exercisable as to Vested Shares as of an earlier date if one of the events set forth below under “Expiration Date” occurs prior to such fourth anniversary. In no event may the Optionee Exercise this option as to any Shares that are Unvested as of the date of Exercise.

Expiration Date:	This option shall expire in full to the extent any portion of it remains Unexercised on «ExpDate»; provided that the Expiration Date for this option may occur earlier than such date if (a) the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement, or (b) in the event of certain transactions contemplated by Section 7 of the Plan.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the 2009 Stock Plan and the Stock Option Agreement. Both of these documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 10 of the Stock Option Agreement includes important restrictions on the option and the Shares subject to the option and Section 13 includes important acknowledgements of the Optionee, each which are accepted and confirmed by the Optionee’s signature below.

OPTIONEE:	GUIDEWIRE SOFTWARE, INC.

By:

Title:

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

GUIDEWIRE SOFTWARE, INC. 2009 STOCK PLAN:

STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase or subscribe for at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.

(b) Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 14 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be Exercised prior to its Expiration Date at the time or time, and under the conditions, set forth in the Notice of Stock Option Grant.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be Exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may Exercise this option by giving written notice to the Company pursuant to Section 12(c). The notice shall specify the election to Exercise this option, the number of Vested Shares for which it is being Exercised and the form of payment. The person Exercising this option shall sign the notice. In the event that this option is being Exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to Exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price. In the event of a partial Exercise of this option, Shares shall be deemed to have been purchased in the order in which they Vest in accordance with the Notice of Stock Option Grant.

(b) Issuance of Shares. After receiving a proper notice of Exercise, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been Exercised. Such Shares shall be registered in the name of the Optionee. In the case of other Shares, the Company shall cause such certificates to be delivered to or upon the order of the person Exercising this option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the Exercise of this option, the Optionee, as a condition to the Exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the Vesting or disposition of Shares purchased or subscribed for by Exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is Exercised.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Stock then is publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the Expiration Date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant.

(b) Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i) The Expiration Date determined pursuant to Subsection (a) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability or Misconduct;

(iii) The date of the termination of the Optionee’s Service for Misconduct; or

(iv) The date six months after the termination of the Optionee’s Service by reason of Disability.

(c) Subject to the conditions set forth in the Notice of Grant (including the general restriction on Exercisability prior to the fourth anniversary of the Date of Grant), the Optionee may Exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is Exercisable for Shares that Vested on or before the date when the Optionee’s Service terminates. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet Vested.

(d) Death of the Optionee. If the Optionee dies while in Service, or dies after termination of Service but before the expiration of this option, all or part of this option may be Exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only within six (6) months from the Optionee’s death and only to the extent that this option was Exercisable for Shares that Vested on or before the date when the Optionee’s Service terminated.

(e) Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the Vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s part-time work policy or the terms of an agreement between the Optionee and the Company pertaining to his or her part-time schedule. If the Optionee goes on a leave of absence, then the Company may adjust the Vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

SECTION 7. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d) Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

In addition to certain restrictions set forth in Section 10 below, no Shares shall be issued upon the Exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under the Securities Act, applicable French securities laws or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act, applicable non-mandatory French securities laws or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10. RESTRICTIONS ON OPTION AND OPTION SHARES.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, applicable French securities laws or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, applicable French securities laws, the securities laws of any State or other relevant jurisdiction, or any other law. The Company will refuse to transfer the Shares upon Exercise thereof, or upon subsequent transfer, if the Exercise or other transfer is not in compliance with applicable securities laws, including Regulation S of the Act, pursuant to registration under the Act or pursuant to an available exemption from registration. The Company may require the Optionee or a transferee of the Shares issued on Exercise of the option to deliver an opinion of counsel confirming that the issuance or transfer of the Shares are exempt from registration under the Act.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or the laws of any other jurisdiction, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the

Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

(c) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon Exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. The Optionee represents and agrees that he or she is not at the time of grant of this option a U.S. Person and is not acquiring the option on behalf, or for the account or benefit, of a U.S. Person. The Optionee further represents that this option was not granted to me while he or she was in the United States.

(d) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of Exercise that the Shares being acquired upon Exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including that as of the date of Exercise the Optionee is not a U.S. Person; is not acquiring the Shares on behalf, or for the account or benefit, of a U.S. Person; and is not Exercising the option in the United States.

(e) Legends. All certificates evidencing Shares purchased or subscribed for under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased or subscribed for under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE ACT. THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED,

ASSIGNED, ENCUMBERED, OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT, THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH REGULATION S (RULES 901 THROUGH 905 AND PRELIMINARY NOTES) OF THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 7(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 7(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 7(b) of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of Exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service or equivalent service in France, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. Since Shares are not traded on an established securities market as of the Date of Grant of this option, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service or the French tax authorities will agree with the valuation, and the Optionee shall not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service or the French tax authorities assert that the valuation was too low.

The Optionee is solely responsible for taking all appropriate legal advice, notably concerning US and French tax regulations, when signing this Agreement, and when thereafter Exercising the option, or sale the Shares acquired under this Agreement or more generally when taking any decision in relation with this option, this Agreement or otherwise under the Plan. The Company does not represent or guaranty that the Optionee may benefit from specific provisions under said regulations and the Optionee shall on his or her own efforts receive proper information in this respect.

(b) Electronic Delivery of Documents. The Optionee agrees that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email.

SECTION 14. DEFINITIONS.

(a) The “Act” shall mean the U.S. Securities Act of 1933, as amended.

(b) “Agreement” shall mean this Stock Option Agreement.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(f) “Company” shall mean Guidewire Software, Inc., a Delaware corporation.

(g) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(h) “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(i) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j) “Employee” shall mean any individual who is a common-law employee of Guidewire Software France SAS, a French company having its registered office 43 rue Taitbout 75009 PARIS France and which is a Subsidiary of the Company, provided such individual is not an officer (“dirigeant social”) of this Subsidiary, unless he (she) is also a common-law employee of the Company.

(k) “Exercise” (including derived terms such as Unexercised, Exercisable and Exercisability) shall refer to the purchase of or subscription for Shares subject to the option on the terms and conditions set forth in this Stock Option Agreement.

(l) “Exercise Price” shall mean the amount for which one Share may be purchased or subscribed for upon Exercise of this option, as specified in the Notice of Stock Option Grant.

(m) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law, in particular articles L225-177, 4th parag. and L225-179 2nd parag. of the French Commercial Code. Such determination shall be conclusive and binding on all persons.

(n) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(o) “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

(p) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(q) “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(r) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t) “Plan” shall mean the Guidewire Software, Inc. 2009 Stock Plan, as in effect on the Date of Grant.

(u) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being Exercised.

(v) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended.

(x) “Service” shall mean service as an Employee, Outside Director or Consultant.

(y) “Share” shall mean one share of Stock, as adjusted in accordance with Section 7 of the Plan (if applicable).

(z) “Stock” shall mean the Common Stock of the Company.

(aa) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(bb) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(cc) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 7.

(dd) “U.S. Person” shall have the meaning set forth in Rule 902(k) of Regulation S of the Act (or any successor rule or provision), which generally defines a U.S. Person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which any trustee is a U.S. Person.

(ee) “Vesting” (including derived terms such as Vested, Vesting and Unvested) shall refer to the process by which the Optionee earns the right to Exercise the option through the satisfaction of the time-based Service conditions set forth in the Notice of Stock Option Grant.

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